Exhibit 21.1

Subsidiaries of Horizon Therapeutics Public Limited Company:

NAME:	JURISDICTION OF INCORPORATION:
Andromeda Biotech Limited	Israel
Horizon Medicines LLC	Delaware
Horizon Ophthalmology, Inc	Delaware
Horizon Orphan Holdings LLC	Delaware
Horizon Orphan LLC	Delaware
Horizon Pharma Aon Limited	Ireland
Horizon Pharma Dó Limited	Ireland
Horizon Pharma Israel Holding Corp. Ltd	Israel
Horizon Pharma Rheumatology LLC	Delaware
Horizon Pharma Trí Limited	Ireland
Horizon Therapeutics Capital Limited	Ireland
Horizon Therapeutics Finance Limited	Ireland
Horizon Therapeutics Finance S.à.r.l	Luxembourg
Horizon Therapeutics GmbH	Germany
Horizon Therapeutics Holdings Limited	Ireland
Horizon Therapeutics Investment Limited	Bermuda
Horizon Therapeutics Ireland DAC	Ireland
Horizon Therapeutics, LLC	Delaware
Horizon Therapeutics Schweiz GmbH	Switzerland
Horizon Therapeutics Services LLC	Delaware
Horizon Therapeutics Treasury DAC	Ireland
Horizon Therapeutics USA, Inc.	Delaware
Hyperion Therapeutics Ireland Holding Limited	Ireland
Hyperion Therapeutics Ireland Operating Limited	Ireland
HZNP Canada Limited	Canada
HZNP Finance Limited	Bermuda
HZNP Limited	Ireland
HZNP USA LLC	Delaware